SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE		52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

2400 N Street, N.W., Washington, D.C. 20037

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2005, WorldSpace, Inc. (the “Company”) entered into a registration rights agreement dated September 12, 2005 (“Registration Rights Agreement”) with Alcatel Alenia Space France SAS (“Alcatel”) pursuant to which the Company has granted certain registration rights to Alcatel in respect of the 333,333 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.01 issued to Alcatel on August 9, 2005. These Shares were issued to Alcatel as partial consideration for the settlement of certain amounts owed by the Company to Alcatel for the construction of the Company’s two operational satellites and two additional satellites that are currently in storage.

Alcatel has been granted incidental registration rights with respect to the Shares in connection with Company and stockholder initiated registrations involving an underwritten offering. Alcatel’s right to register its Shares in any such underwritten offering pursuant to the Registration Rights Agreement continues until all such Shares are eligible for resale pursuant to Rule 144(k). Alcatel has no demand registration rights with respect to the Shares.

The foregoing description does not purport to be a complete description of the terms of the Registration Rights Agreement and this description is qualified in its entirety by the terms of the definitive Registration Rights Agreement, which is attached as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibit is filed as part of this report:

1.1	Registration Rights Agreement, dated September 12, 2005, between the Company and Alcatel Alenia Space France SAS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2005	WORLDSPACE, INC.
(Registrant)

	By:	/s/ Sridhar Ganesan
	Name:	Sridhar Ganesan
	Title:	Executive Vice President-
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
1.1	Registration Rights Agreement, dated September 12, 2005, between the Company and Alcatel Alenia Space France SAS